UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees

On March 1, 2005, the shareholders of Agilent Technologies, Inc. (the “Company” or “Agilent”) approved the Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees, Amended and Restated Effective November 1, 2004 (the “Performance-Based Compensation Plan”).

Employees of Agilent and its affiliates who are, or are reasonably expected to be, “covered officers” within the meaning of Section 162(m) of the Internal Revenue Code during the fiscal year, are eligible to be designated by the Compensation Committee as a participant for that year. The Performance-Based Compensation Plan is administered in six-month performance periods that coincide with each half of Agilent’s fiscal year. The target bonus, which is paid if 100% of all applicable performance measures are met in the performance period, is equal to a fixed percentage of the participant’s base salary.

At the beginning of each performance period, the Compensation Committee determines the applicable performance measures, which can be based on net order dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, return on invested capital, other company-wide and business unit financial objectives, customer satisfaction indicators and operational efficiency measures. The Compensation Committee also determines the threshold bonus percentage, the target bonus and the maximum bonus, and the percentages to be allocated for each performance measure.

Following the end of each performance period, the Compensation Committee determines the actual performance results for each performance measure and the amount of the bonus to which each plan participant is entitled. If the relevant performance measures are not achieved, the plan participant may not receive any bonus or only a portion of the target bonus. If the relevant performance measures are exceeded, the plan participant may receive a bonus in excess of the target bonus. The foregoing summary of the Performance-Based Compensation Plan is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Summary of Compensation Arrangement between Agilent and William P. Sullivan

Effective March 1, 2005, William P. Sullivan was elected President, Chief Executive Officer and a Director of Agilent. Mr. Sullivan is provided with the following compensation arrangement: (1) an annual base salary of $850,000; (2) a short-term target bonus of 80 percent of base salary, which will increase to 100 percent of base salary effective May 1, 2005; and (3) a total of 95,500 shares available under the long-term performance program and stock option grants totaling 149,000 shares. As President and Chief Executive Officer of Agilent, Mr. Sullivan is required to attain an investment level in Agilent’s stock equal to five times annual salary, including direct ownership of at least 20,000 shares of Agilent stock. This stock ownership level must be attained five years from election to his position. Mr. Sullivan’s employment is at-will.

Prior to March 1, 2005, Mr. Sullivan was Executive Vice President and Chief Operating Officer and received the following compensation arrangement: (1) an annual base salary of $650,000; (2) a short-term target bonus of 80 percent of base salary; and (3) 82,000 shares available under the long-term performance program and a stock option grant for 127,500 shares. As Executive Vice President and Chief Operating Officer of Agilent, Mr. Sullivan was required to attain an investment level in Agilent’s stock equal to three times annual salary, including direct ownership of at least 15,000 shares of Agilent stock.

Change of Control Agreement between Agilent and William P. Sullivan

On March 1, 2005, the Company entered into an Amended and Restated Change of Control Severance Agreement (the “Change of Control Agreement”) with William P. Sullivan that supersedes his prior change of control agreement.

The Change of Control Agreement provides severance benefits that become payable if the executive either (i) is involuntarily terminated without cause within 24 months following a change of control or (ii) voluntarily terminates his or her employment within 3 months of an event constituting good reason, so long as the event occurs within 24 months following a change of control. The severance benefits under the Change of Control Agreement consist of the following: (i) a severance payment equal to 300% of the executive’s annual base salary and target bonus; (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 12 months; (iii) vesting of all outstanding stock options and any restricted stock; and (iv) the prorated amount, if any, under any applicable variable pay programs for the year of termination. The Change of Control Agreement also provides that the prorated amount of any long-term performance plan award shall become payable upon a change of control. If any payment received would be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar excise tax, the executive would receive a gross-up payment for the excise tax. The foregoing summary of the Change of Control Agreement is qualified in its entirety by reference to Exhibit 10.3 of this Current Report on Form 8-K.

Summary of Compensation Arrangement between Agilent and James G. Cullen, Chairman

Effective March 1, 2005, James G. Cullen was elected Non-Executive Chairman of the Board of Directors of Agilent, for which he receives an annual cash retainer of $260,000 that is deferrable into Agilent common stock, plus $75,000 value in the form of a stock option. Agilent requires that each director own a minimum of 5,000 shares of Agilent common stock. This ownership level must be attained by the later of five years from the date they were first elected to their positions as directors or the end of fiscal year 2007.

Prior to March 1, 2005, Mr. Cullen was Chairperson of the Compensation Committee and received an annual cash retainer of $65,000 and $10,000 committee chair premium, which were deferrable into Agilent common stock, plus $75,000 value in the form of a stock option.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees, Amended and Restated effective November 1, 2004.

10.2	Compensation Arrangement Summary for William P. Sullivan, effective March 1, 2005.

10.3	Amended and Restated Change of Control Severance Agreement between Agilent Technologies, Inc. and William P. Sullivan, dated March 1, 2005.

10.4	Compensation Arrangement Summary for James G. Cullen, effective March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Assistant Secretary and
Assistant General Counsel

Date: March 7, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agilent Technologies, Inc. Performance-Based Compensation Plan for Covered Employees, Amended and Restated effective November 1, 2004.

10.2	Compensation Arrangement Summary for William P. Sullivan, effective March 1, 2005.

10.3	Amended and Restated Change of Control Severance Agreement between Agilent Technologies, Inc. and William P. Sullivan, dated March 1, 2005.

10.4	Compensation Arrangement Summary for James G. Cullen, effective March 1, 2005.